As filed with the Securities and Exchange Commission on August 29, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	11-1890605
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2211 South 47th Street, Phoenix, AZ 85034

(480) 643-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. O’Neill

Senior Vice President and General Counsel

2211 South 47th Street

Phoenix, AZ 85034

(480) 643-2000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kerry Burke

Covington & Burling LLP

One CityCenter

850 Tenth Street, N.W.

Washington, D.C. 20001

(202) 662-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Small reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares (3)
Purchase Contracts
Units (4)

(1) Omitted pursuant to Form S-3 General Instruction II.E.  An aggregate initial offering price and unspecified number or amount of the securities of each identified class is being registered as may from time to time be offered by Avnet, Inc. at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee.

(3) Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt.

(4) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

AVNET, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

Avnet, Inc. may from time to time offer to sell, together or separately, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Avnet’s common stock is listed on The Nasdaq Global Select Market under the symbol “AVT.”

Investing in our securities involves a number of risks. See “Risk Factors” on page 3 before you make your investment decision.

We may offer securities through an underwriting syndicate managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities being registered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then any offer of such securities through this prospectus and the applicable supplement does not extend to you. The information contained in this document speaks only as of the date of this document and any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document, unless the information specifically indicates that another date applies.

The date of this prospectus is August 29, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. We may use this prospectus to sell any one or a combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•debt securities,

•common stock,

•preferred stock,

•warrants,

•depositary shares,

•purchase contracts, and

•units consisting of any of the securities listed above.

This prospectus only provides you with a general description of the securities that we may offer.  Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered.  The prospectus supplement may also add, update or change the information contained in this prospectus.  Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, we urge you to read the exhibits to the registration statement.  Those exhibits may be filed with the registration statement or incorporated by reference to our earlier SEC filings or in subsequent filings that we may make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through subsequent filings we make with the SEC that are incorporated by reference into the registration statement of which this prospectus is a part or by any other method as may then be permitted under applicable law, rules or regulations.

When used in this prospectus, the terms “Avnet, Inc.,” the “Company,” “we,” “our” and “us” refer to Avnet, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue not included within this prospectus. We also file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect the registration statement, these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies of such information from the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

The registration statement and our annual, quarterly and current reports, proxy statements and other information are also made available free of charge on our investor relations website http://ir.avnet.com/, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.avnet.com/. The material posted on and accessible through our website is not part of this prospectus or any applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any information we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings.  We hereby incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) and all documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and, in the case of any particular offering of securities, before the termination of such offering:

•our Annual Report on Form 10-K for the fiscal year ended June  30,  2018;

•our Current Reports  on Form 8-K filed on July 2, 2018, August 17, 2018 and August 29, 2018; and

•the description of our common stock set forth in our registration statement for such common stock filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Corporate Secretary

Avnet, Inc.

2211 South 47th Street

Phoenix, Arizona 85034

(480) 643-2000

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

THE COMPANY

We are a global technology solutions company with an extensive ecosystem delivering design, product, marketing and supply chain expertise for customers at every stage of the product lifecycle. Founded in 1921 and incorporated in New York in 1955, we work with over 1,400 technology suppliers to serve 2.1 million customers in more than 140 countries.

For nearly a century, we have helped our customers and suppliers realize the transformative possibilities of technology while continuously expanding the breadth and depth of our capabilities. Today, as technologies like the Internet of Things (“IoT”) continue to increase the complexity in product development, we assist customers in bringing their products to life. Most recently we have enhanced our expertise in design, supply chain and logistics by acquiring the capabilities to better serve customers in the earlier stages of product development—encompassing research, prototyping and manufacturing—through the purchase of Premier Farnell (fiscal 2017), Hackster.io (fiscal 2017) and Dragon Innovation (fiscal 2018). Our ecosystem is designed to match our customers’ needs along their entire product development journey, providing both end-to-end and à la carte support options, as well as digital tools, to meet varying needs and buying preferences.

Our principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034, telephone (480) 643-2000.

RISK FACTORS

Investing in our securities involves risks.  Before you invest in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K, in subsequently filed Quarterly Reports on Form 10-Q and in any applicable prospectus supplement, as well as the risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”  and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all other information included or incorporated by reference in this prospectus and any applicable prospectus supplement.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for our general corporate purposes, which may include the refinancing of existing debt, capital expenditures, acquisitions, repurchases of our common stock, and working capital.    We may temporarily invest funds that are not immediately needed for these purposes in short-term securities.

DESCRIPTION OF SECURITIES

We will describe the material terms of any securities to be offered in one or more supplements to this prospectus. Debt securities offered under this prospectus will be governed by a document called an “Indenture.” Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be issued under an Indenture, dated as of June 22, 2010, between us and Wells Fargo Bank, National Association, which acts as Trustee.    In addition to the material terms of the Indenture described in the applicable prospectus supplement, you are urged to review the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•through underwriters or dealers;

•through agents;

•directly to one or more purchasers; or

•through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Sale Through Underwriters or Dealers

If we use underwriters or dealers in the sale of offered securities, such underwriters or dealers will acquire the securities for their own account. The underwriters or dealers may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase the securities will be subject to certain conditions. The underwriters or dealers will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Sale Through Agents

We may sell offered securities through agents designated by us. Unless indicated in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

We may also sell offered securities directly to the public. In this case, no underwriters or agents would be involved.

Sale Through the Internet

We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the applicable prospectus supplement, for a more detailed description of such offering procedures.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

The validity of any offered securities will be passed upon for the Company by Michael R. McCoy, Assistant General Counsel of Avnet, Inc.  Mr.  McCoy is the beneficial owner of shares of our common stock. Certain legal matters with respect to the offered securities will be passed upon for the underwriters, dealers or agents, if any, by their counsel.

EXPERTS

The consolidated financial statements and financial statement schedule of Avnet, Inc. and subsidiaries as of June 30, 2018, and July 1, 2017, and for each of the years in the three-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Item 14. Other Expenses of Issuance and Distribution.*

The following table sets forth the estimated fees and expenses payable by us in connection with the registration of the securities registered hereby:

SEC registration fees	$	**
Trustees’ and transfer agents’ fees		**
Costs of printing and engraving		**
Accounting fees		**
Rating agency fees Legal fees and expenses (including blue sky fees)		** **
Miscellaneous		**
Total	$	**

*   In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee for the securities being registered hereby.

** Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.  The estimate of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that indemnification and advancement of expenses granted pursuant to the NYBCL are not exclusive of any other rights to indemnification and advancement of expenses that a corporation may grant to a director or officer through its certificate of incorporation or by-laws or, when authorized by such certificate of incorporation or by-laws, by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other enterprise, not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL.

Subject to certain limitations, Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) the corporation for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of financial services, for a retention amount and for co-insurance.

Article VIII of our Restated Certificate of Incorporation provides as follows:

No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director, provided that nothing contained in this Article VIII shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the NYBCL. No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

Section 6.6 of our By-laws provides as follows:

The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other enterprise which any director or officer of the Corporation served in any capacity, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served such other enterprise in any capacity at the request of the Corporation. Expenses incurred by any such person in defending any such action or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action or proceeding promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any constituent or subsidiary corporation (including any constituent of a constituent or subsidiary of a subsidiary) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

As permitted under the NYBCL and our governing documents, we have entered into indemnification agreements with each of our directors and officers.  In addition to providing for indemnification to directors and officers in specified circumstances, these agreements require us to advance certain expenses to a director or officer in an action that may give rise to an indemnification right, provided that, among other things, we receive an undertaking from the director or officer to repay such expenses if the director or officer is ultimately found not to be entitled to indemnification, as required by Section 726 of the NYBCL.

Item 16. Exhibits.

Exhibit

Number		Description
1.1	*	Form of Underwriting Agreement

3.1		Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed on February 12, 2001) (File No. 033-62583)

3.2		By-laws of the Company, effective May 9, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2014)

3.3	*	Form of Preferred Stock Certificate

4.1

Indenture, dated as of June 22, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 22, 2010) (File No. 001-04224)

4.2	*	Form of Officer’s Certificate

4.3	*	Form of Stock Purchase Contract

4.4	*	Form of Remarketing Agreement

4.5	*	Form of Pledge Agreement

4.6	*	Form of Warrant Agreement, including Form of Warrant

4.7	*	Form of Depositary Agreement

4.8	*	Form of Depositary Receipt

4.9	*	Form of Unit Agreement

5	**	Opinion of Michael R. McCoy, Esq. with respect to the legality of the securities being registered hereunder

12		Statement of computation of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K filed on August 17, 2018)

23.1	**	Consent of KPMG LLP

23.2		Consent of Michael R. McCoy, Esq. (included in Exhibit 5)

24		Powers of Attorney (included on signature page hereto)

25	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee

*	To be filed in an amendment to the Registration Statement, or in a Current Report on Form 8-K and incorporated by reference herein, in the event of an offering of particular securities

**	Filed herewith

Item 17. Undertakings:

The undersigned registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7)  under the Securities Act of 1933 as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Under the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, State of Arizona, on August 29, 2018.

AVNET, INC.
By:	/s/ Thomas Liguori
Thomas Liguori
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint each of William J. Amelio and Thomas Liguori, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on August 29, 2018:

Signature	Title

/s/ William J. Amelio William J. Amelio	Chief Executive Officer and Director (Principal Executive Officer)

/s/ William H. Schumann, III William H. Schumann, III	Chairman of the Board and Director

/s/ Rodney C. Adkins Rodney C. Adkins	Director

/s/ J. Veronica Biggins J. Veronica Biggins	Director

/s/ Michael A. Bradley Michael A. Bradley	Director

/s/ R. Kerry Clark R. Kerry Clark	Director

/s/ Jo Ann C. Jenkins	Director
Jo Ann C. Jenkins

/s/ Oleg Khaykin	Director
Oleg Khaykin

/s/ James A. Lawrence James A. Lawrence	Director

/s/ Avid Modjtabai Avid Modjtabai	Director

/s/ Thomas Liguori Thomas Liguori	Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth Jacobson	Controller (Principal Accounting Officer)
Kenneth Jacobson